DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2015 RESULTS

Second Quarter 2015 Financial Highlights:

•Revenues increased 3% to $1,654 million (increased 11% excluding currency effects)
•Adjusted OIBDA decreased 2% to $680 million (increased 6% excluding currency effects)
•Adjusted EPS decreased 16% to $0.49 (increased 4% excluding currency effects)
•Repurchased $207 million worth of stock

Silver Spring, Maryland – August 5, 2015: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2015.

“Driven by our unmatched portfolio and steady growth around the world, Discovery’s strong start to the year continued in the second quarter,” said Discovery Communications President and CEO David Zaslav. “We have carried that momentum into the third quarter and signed three landmark deals - the historic agreement for the Olympic Games in Europe, our agreement to acquire full ownership of Eurosport and our comprehensive long-term renewal with Comcast - that will bolster Discovery’s position and market share for years to come. I am pleased with the progress we made in the first half of the year and look forward to building our stable of content, IP and world-class platforms to drive viewer engagement and meaningful value to distributors, advertisers and shareholders now and into the future.”

Second Quarter Results

Second quarter revenues of $1,654 million increased $44 million, or 3%, over the second quarter a year ago, led by 5% growth at U.S. Networks and 1% growth at International Networks. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) decreased 2% to $680 million, as 7% growth at U.S. Networks was more than offset by an 11% decline at International Networks and a small operating loss at Education and Other. Total Company revenues grew 11% and Adjusted OIBDA grew 6% excluding currency effects, as changes in foreign currency exchange rates reduced both second quarter revenue and Adjusted OIBDA growth by 8%. Excluding currency effects, the impact of Eurosport(2) and the consolidation of Discovery Family, total Company revenues increased 4% and Adjusted OIBDA increased 3%.

Second quarter net income available to Discovery Communications, Inc. decreased to $286 million ($0.44 per diluted share)(3) compared to $379 million ($0.54 per diluted share) for the second quarter a year ago, primarily due to higher foreign currency losses, a lower gain on disposition, a gain on the consolidation of Eurosport in the prior year, and higher restructuring and other charges due to content impairments, partially offset by lower income tax expense. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of amortization of acquisition-related intangible assets, was $0.49 in the second quarter of this year, down 16%, compared with $0.58 in the same period a year ago. Adjusted EPS increased 4% excluding currency effects, as changes in foreign currency exchange rates reduced second quarter Adjusted EPS by 20%. For the last twelve months, Adjusted EPS excluding currency was up 11% compared with the prior twelve month period.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 5.
(2)
The Company completed its acquisition of a controlling stake in Eurosport International on May 30, 2014 and its acquisition of a controlling stake in Eurosport France on March 31, 2015 (collectively, "Eurosport").  See page 12 for a reconciliation to results excluding Eurosport.

(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 13 for the full schedule.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 5.

Free cash flow increased 55% to $313 million for the second quarter due to lower cash taxes, timing of changes in working capital, lower cash interest payments and lower capital expenditures. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenues:
U.S. Networks	$814	$776	5%	$1,563	$1,482	5%
International Networks	801	793	1%	1,536	1,460	5%
Education and Other	40	42	(5)%	94	82	15%
Corporate and Eliminations	(1)	(1)	—%	(2)	(3)	33%
Total Revenues	$1,654	$1,610	3%	$3,191	$3,021	6%

Adjusted OIBDA:
U.S. Networks	$496	$462	7%	$921	$849	8%
International Networks	266	298	(11)%	481	518	(7)%
Education and Other	(2)	9	NM	3	12	(75)%
Corporate and Eliminations	(80)	(75)	(7)%	(157)	(160)	2%
Total Adjusted OIBDA	$680	$694	(2)%	$1,248	$1,219	2%

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenues:
Distribution	$357	$319	12%	$719	$638	13%
Advertising	447	446	—%	822	819	—%
Other	10	11	(9)%	22	25	(12)%
Total Revenues	$814	$776	5%	$1,563	$1,482	5%
Adjusted OIBDA	$496	$462	7%	$921	$849	8%
Adjusted OIBDA Margin	61%	60%		59%	57%

U.S. Networks’ revenues in the second quarter of 2015 increased 5% to $814 million, driven by 12% distribution growth. The 12% distribution revenue growth was primarily driven by higher rates and the consolidation of Discovery Family. Advertising revenues were relatively flat, as higher pricing was offset by lower delivery. Excluding the consolidation of Discovery Family, distribution revenues grew 6% and total revenues grew 1% over the prior year's second quarter.

Adjusted OIBDA increased 7% to $496 million. Excluding the consolidation of Discovery Family, Adjusted OIBDA increased 4%, as operating expenses declined 3%, mainly due to lower personnel, marketing and facilities expenses.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenues:
Distribution	$418	$373	12%	$814	$711	14%
Advertising	367	397	(8)%	679	713	(5)%
Other	16	23	(30)%	43	36	19%
Total Revenues	$801	$793	1%	$1,536	$1,460	5%
Adjusted OIBDA	$266	$298	(11)%	$481	$518	(7)%
Adjusted OIBDA Margin	33%	38%		31%	35%

International Networks’ revenues for the second quarter increased 1% to $801 million. Changes in foreign currency exchange rates reduced both second quarter international revenue and Adjusted OIBDA growth by 18%. Excluding currency effects and Eurosport, total revenues were up 7%. Distribution revenues, excluding Eurosport and currency effects, grew 7% mainly from increased subscribers and higher rates in Latin America. Advertising revenues, excluding Eurosport and currency effects, were up 7%, primarily due to higher volume, pricing and ratings in Latin America. Other revenues, excluding Eurosport and currency effects, decreased $6 million, primarily due to lower program sales.

Adjusted OIBDA decreased 11% to $266 million. Excluding Eurosport and currency effects, Adjusted OIBDA was up 7%, reflecting the 7% revenue growth partially offset by a 7% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization.

Education and Other

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Revenues	$40	$42	(5)%	$94	$82	15%
Adjusted OIBDA	$(2)	$9	NM	$3	$12	(75)%
Adjusted OIBDA Margin	(5)%	21%		3%	15%

Education and Other revenues for the second quarter decreased by $2 million, and Adjusted OIBDA decreased by $11 million compared to the second quarter of 2014 due to higher utilization of our growing in house production companies and additional investments in education's digital textbooks.

Corporate and Eliminations

Adjusted OIBDA decreased by $5 million compared to the second quarter a year ago, primarily due to an increase in personnel costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 3.9 million shares of its Series C common stock at an average price of $31.36 per share, for a total of $123 million. Additionally, on May 7, 2015, pursuant to the previously announced share repurchase agreement described below between the Company and Advance/Newhouse Programming Partnership ("ANPP"), the Company repurchased 1.4 million shares from ANPP at $61.63 per share, for a total of $84 million. In total, the Company spent $207 million on share repurchases during the quarter.

The Company has repurchased 101.6 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $5.1 billion. In aggregate, including the 23.3 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, the Company has repurchased 30% of its outstanding shares since buyback activity was authorized in 2010. Note that the aggregate share numbers have not been adjusted to reflect the August 2014 special stock dividend.

Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivative arrangements as permitted by securities laws and other legal requirements and subject to stock price, business and market conditions, and other factors.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase their shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

On June 29, 2015, Discovery announced the acquisition of the exclusive TV and multiplatform rights to the Olympics between 2018 and 2024 across 50 European countries and territories for €1.3 billion.

On June 30, 2015, Discovery sold the Company's SBS radio business in Northern Europe to Bauer Media Group for €71 million and recorded a pretax gain of $3 million in connection with the sale.

On July 22, 2015, Discovery reported that TF1 had announced its intent to exercise its right to put the entirety of its remaining 49% noncontrolling interest in Eurosport to the Company at the beginning of the fourth quarter for €491 million.

FULL YEAR 2015 OUTLOOK

For the full year ending December 31, 2015, Discovery expects total revenue excluding currency to grow in the high single to low double digit range, Adjusted OIBDA excluding currency to grow in the low to mid-single digit range and Adjusted EPS excluding currency to grow low double digits.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets, amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives.

The Company defines Adjusted net income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted net income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its second quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 19, 2015. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming, strategic growth initiatives, plans for stock repurchases and the full year 2015 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Distribution	$775	$692	$1,533	$1,349
Advertising	814	844	1,501	1,533
Other	65	74	157	139
Total revenues	1,654	1,610	3,191	3,021
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	564	515	1,129	997
Selling, general and administrative	430	406	830	815
Depreciation and amortization	82	75	163	158
Restructuring and other charges	24	5	33	8
Gain on disposition	(3)	(31)	(3)	(31)
Total costs and expenses	1,097	970	2,152	1,947
Operating income	557	640	1,039	1,074
Interest expense	(77)	(83)	(166)	(164)
Income from equity investees, net	7	8	8	21
Other (expense) income, net	(59)	27	(78)	10
Income from continuing operations before income taxes	428	592	803	941
Provision for income taxes	(139)	(208)	(264)	(326)
Net income	289	384	539	615
Net income attributable to noncontrolling interests	—	(2)	—	(2)
Net income attributable to redeemable noncontrolling interests	(3)	(3)	(3)	(4)
Net income available to Discovery Communications, Inc.	$286	$379	$536	$609

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.44	$0.55	$0.82	$0.88
Diluted	$0.44	$0.54	$0.81	$0.87

Weighted average shares outstanding (1):
Basic	432	457	435	463
Diluted	655	692	661	698

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$232	$367
Receivables, net	1,505	1,433
Content rights, net	313	329
Deferred income taxes	84	87
Prepaid expenses and other current assets	334	275
Total current assets	2,468	2,491

Noncurrent content rights, net	2,021	1,973
Property and equipment, net	509	554
Goodwill	8,189	8,236
Intangible assets, net	1,822	1,971
Equity method investments	600	644
Other noncurrent assets	120	101
Total assets	$15,729	$15,970

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$277	$225
Accrued liabilities	905	1,094
Deferred revenues	181	178
Current portion of debt	349	1,107
Total current liabilities	1,712	2,604

Noncurrent portion of debt	6,856	6,002
Deferred income taxes	494	588
Other noncurrent liabilities	427	425
Total liabilities	9,489	9,619

Redeemable noncontrolling interests	754	747

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	6,926	6,917
Treasury stock, at cost	(5,086)	(4,763)
Retained earnings	4,098	3,809
Accumulated other comprehensive loss	(460)	(368)
Total Discovery Communications, Inc. stockholders’ equity	5,485	5,602
Noncontrolling interests	1	2
Total equity	5,486	5,604
Total liabilities and equity	$15,729	$15,970

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2015	2014
Operating Activities
Net income	$539	$615
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	25	33
Depreciation and amortization	163	158
Content amortization and impairment expense	826	705
Gain on disposition	(3)	(31)
Remeasurement gain on previously held equity interest	(2)	(29)
Equity in earnings of investee companies, net of cash distributions	(6)	(7)
Deferred income tax benefit	(104)	(73)
Loss from derivative instruments	11	—
Other, net	20	22
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(72)	(46)
Content rights	(874)	(806)
Accounts payable and accrued liabilities	(95)	(12)
Equity-based compensation liabilities	(25)	(81)
Income tax receivable	10	54
Other, net	(19)	(29)
Cash provided by operating activities	394	473

Investing Activities
Purchases of property and equipment	(52)	(58)
Business acquisitions, net of cash acquired	(22)	(321)
Payments for derivative instruments	(11)	—
Proceeds from disposition, net of cash disposed	61	45
Distributions from equity method investees	49	41
Investments in equity method investees, net	(27)	(9)
Investments in cost method investments	(16)	—
Other investing activities, net	(8)	(1)
Cash used in investing activities	(26)	(303)

Financing Activities
Commercial paper borrowings, net	94	162
Borrowings under revolving credit facility	123	440
Principal repayments of revolving credit facility	(161)	(440)
Borrowings from debt, net of discount	936	415
Principal repayments of debt	(849)	—
Principal repayments of capital lease obligations	(17)	(9)
Repurchases of stock	(524)	(769)
Cash distributions to redeemable noncontrolling interests	(36)	(2)
Equity-based plan (payments) proceeds, net	(11)	13
Hedge of borrowings from debt instruments	(29)	—
Other financing activities, net	(13)	(11)
Cash used in financing activities	(487)	(201)

Effect of exchange rate changes on cash and cash equivalents	(16)	(5)

Net change in cash and cash equivalents	(135)	(36)
Cash and cash equivalents, beginning of period	367	408
Cash and cash equivalents, end of period	$232	$372

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$496	$(8)	$—	$—	$(15)	$473
International Networks	266	(59)	(4)	—	(6)	197
Education and Other	(2)	(1)	—	—	1	(2)
Corporate and Inter-Segment Eliminations	(80)	(14)	—	(16)	(1)	(111)
Total	$680	$(82)	$(4)	$(16)	$(21)	$557

	Three Months Ended June 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$462	$(3)	$—	$—	$31	$490
International Networks	298	(56)	(2)	—	(2)	238
Education and Other	9	(1)	—	—	(1)	7
Corporate and Inter-Segment Eliminations	(75)	(15)	—	(3)	(2)	(95)
Total	$694	$(75)	$(2)	$(3)	$26	$640

(1) For the three months ended June 30, 2015, amounts represent restructuring charges of $24 million and a gain on disposition of $3 million. For the three months ended June 30, 2014, amounts represent a gain on disposition of $31 million and restructuring charges of $5 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Six Months Ended June 30, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$921	$(16)	$—	$—	$(24)	$881
International Networks	481	(116)	(8)	—	(9)	348
Education and Other	3	(3)	—	—	4	4
Corporate and Inter-Segment Eliminations	(157)	(28)	—	(8)	(1)	(194)
Total	$1,248	$(163)	$(8)	$(8)	$(30)	$1,039

	Six Months Ended June 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$849	$(6)	$—	$—	$30	$873
International Networks	518	(120)	(4)	—	(3)	391
Education and Other	12	(3)	—	—	(2)	7
Corporate and Inter-Segment Eliminations	(160)	(29)	—	(6)	(2)	(197)
Total	$1,219	$(158)	$(4)	$(6)	$23	$1,074

(1) For the six months ended June 30, 2015, amounts represent restructuring charges of $33 million and a gain on disposition of $3 million. For the six months ended June 30, 2014, amounts represent a gain on disposition of $31 million and restructuring charges of $8 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF EUROSPORT
(unaudited; amounts in millions)

	Three months ended June 30,
	2015			2014
	International Networks As Reported	Eurosport	International Networks Ex-Eurosport	International Networks As Reported	Eurosport (1)	International Networks Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$418	$91	$327	$373	$29	$344	(5)%
Advertising	367	34	$333	397	18	$379	(12)%
Other	16	8	$8	23	8	$15	(47)%
Total Revenues	$801	$133	$668	$793	$55	$738	(9)%
Adjusted OIBDA	$266	$14	$252	$298	$16	$282	(11)%

	Three months ended June 30,
	2015			2014
	Total Company As Reported	Eurosport (1)	Total Company Ex-Eurosport	Total Company As Reported	Eurosport (1)	Total Company Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$775	$91	$684	$692	$29	$663	3%
Advertising	814	34	$780	844	18	$826	(6)%
Other	65	8	$57	74	8	$66	(14)%
Total Revenues	$1,654	$133	$1,521	$1,610	$55	$1,555	(2)%
Adjusted OIBDA	$680	$14	$666	$694	$16	$678	(2)%

	Six months ended June 30,
	2015			2014
	International Networks As Reported	Eurosport (1)	International Networks Ex-Eurosport	International Networks As Reported	Eurosport (1)	International Networks Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$814	$168	$646	$711	$29	$682	(5)%
Advertising	679	50	$629	713	18	$695	(9)%
Other	43	25	$18	36	8	$28	(36)%
Total Revenues	$1,536	$243	$1,293	$1,460	$55	$1,405	(8)%
Adjusted OIBDA	$481	$15	$466	$518	$16	$502	(7)%

	Six months ended June 30,
	2015			2014
	Total Company As Reported	Eurosport (1)	Total Company Ex-Eurosport	Total Company As Reported	Eurosport (1)	Total Company Ex-Eurosport	% Change Ex-Eurosport
Revenues:
Distribution	$1,533	$168	$1,365	$1,349	$29	$1,320	3%
Advertising	1,501	50	$1,451	1,533	18	$1,515	(4)%
Other	157	25	$132	139	8	$131	1%
Total Revenues	$3,191	$243	$2,948	$3,021	$55	$2,966	(1)%
Adjusted OIBDA	$1,248	$15	$1,233	$1,219	$16	$1,203	2%

(1) For the six months ended June 30, 2015, Eurosport consists of six months of Eurosport International and the second quarter results of Eurosport France. For the three and six months months ended June 30, 2014, Eurosport consists of one month (June 2014) of Eurosport International. This reconciliation does not include Discovery Family and does not take into account any other items such as foreign exchange. The results of operations for Eurosport do not reflect the synergies from increased pan-European market penetration, which are reflected in the Total Company excluding Eurosport and International Networks excluding Eurosport amounts.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Numerator:
Net income	$289	$384	$539	$615
Less:
Allocation of undistributed income to Series A convertible preferred stock	(62)	(78)	(115)	(125)
Net income attributable to noncontrolling interests	—	(2)	—	(2)
Net income attributable to redeemable noncontrolling interests	(3)	(3)	(3)	(4)
Redeemable noncontrolling interest adjustments to redemption value	—	(2)	—	(1)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$224	$299	$421	$483
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	190	251	356	406
Series C convertible preferred stockholders	34	48	65	77
Total	224	299	421	483

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	62	78	115	125
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$286	$377	$536	$608

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	432	457	435	463
Weighted average impact of assumed preferred stock conversion	219	229	221	229
Weighted average dilutive effect of equity-based awards	4	6	5	6
Weighted average Series A, B and C common shares outstanding — diluted	655	692	661	698
Weighted average Series C convertible preferred stock outstanding — basic and diluted	39	44	40	44

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.44	$0.55	$0.82	$0.88
Series C convertible preferred stockholders	$0.88	$1.10	$1.64	$1.76

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.44	$0.54	$0.81	$0.87
Series C convertible preferred stockholders	$0.88	$1.08	$1.62	$1.74

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Net Income available to Discovery Communications, Inc. Series A, B and C common stockholders	$286	$377	$(91)	$536	$608	$(72)
Amortization of acquisition-related intangible assets, net of tax	30	26	4	59	60	(1)
Adjusted Net Income	$316	$403	$(87)	$595	$668	$(73)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.44	$0.54	$(0.10)	$0.81	$0.87	$(0.06)
Amortization of acquisition-related intangible assets, net of tax	0.05	0.04	0.01	0.10	0.09	0.01
Adjusted earnings per diluted share	$0.49	$0.58	$(0.09)	$0.91	$0.96	$(0.05)

	Last Twelve Months Ended June 30,
	2015	2014	Change
Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$1.59	$1.63	$(0.04)
Amortization of acquisition-related intangible assets, net of tax	0.19	0.18	0.01
Adjusted earnings per diluted share	$1.78	$1.81	$(0.03)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Cash provided by operating activities	$331	$232	$99	$394	$473	$(79)
Purchases of property and equipment	(18)	(30)	12	(52)	(58)	6
Free cash flow	$313	$202	$111	$342	$415	$(73)

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
June 30, 2015
5.625% Senior Notes, semi-annual interest, due August 2019	$500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	334
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
3.45% Senior Notes, semi-annual interest, due March 2025	300
1.90% Senior Notes, euro denominated, annual interest, due March 2027	669
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Revolving credit facility	—
Capital lease obligations	148
Commercial paper	323
Total debt	7,274
Unamortized discount and debt issuance costs	(69)
Debt, net	7,205
Current portion of debt	(349)
Noncurrent portion of debt	$6,856

EQUITY-BASED COMPENSATION
	June 30, 2015
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Stock Appreciation Rights	10.4	$37.29	—	—
Stock Options	16.3	23.02	11.0	$17.56
Performance-based Restricted Stock Units	4.2	35.09	1.3	26.81
Service-based Restricted Stock Units	2.1	34.68	0.1	23.06
Total Equity-based Compensation Plans	33.0	$29.80	12.4	$18.57

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2014	439.2	112.1	551.3
Shares repurchased	(10.3)	(3.1)	(13.4)
Shares issued – equity-based compensation	1.2	—	1.2
Preferred stock dividend	—		—
Total shares outstanding as of June 30, 2015	430.1	109.0	539.1